UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CNL HEALTHCARE PROPERTIES, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

FA Email

RE: CNL Healthcare Properties Proxy Solicitation Letter

Date: Nov. 6, 2024

FOR BROKER-DEALER AND RIA USE ONLY.

Dear {{lead.Nickname:default=Financial Professional}}:

Several weeks ago, CNL Healthcare Properties notified you and its shareholders about the company’s annual meeting on Nov. 20, 2024. The company has engaged Broadridge Investor Communication Solutions (Broadridge) to assist in soliciting proxies. Shareholders are being asked to vote on the reelection of five directors and to ratify the independent auditor.

After sending proxy-specific communications and several unsuccessful attempts to connect with unvoted shareholders by email, mail and phone, the company will be mailing a letter asking shareholders to contact Broadridge at their earliest convenience. If your client receives a letter from Broadridge, we want you to know this communication is legitimate and responding will only take a moment of their time. The information below is being provided to assist should your clients have questions.

How can shareholders submit their vote?

•	Website: proxyvote.com

•	Automated voting system: 800-690-6903

•	By mail: Return proxy card in the postage-paid envelope to Broadridge

Shareholders can vote using the control number, which can be found on the proxy card mailed or emailed to them, if they chose edelivery, from Broadridge.

How can shareholders vote if they don’t have their control number?

•	Shareholders should call 844-853-0929 (M-F, 9 a.m. to 9 p.m. ET) to speak with a proxy specialist who can take the shareholder’s vote once they have verified certain account information.

What if shareholders have questions?

•	Questions can be directed to Broadridge at the above number.

Additional Information and Where to Find It

In connection with the matters described in this communication, the company has filed relevant materials with the Securities and Exchange Commission (the SEC), including a definitive proxy statement on Schedule 14A. The company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

FOR BROKER-DEALER AND RIA USE ONLY.

See SEC filings for complete details.

CHP-1124-4002009-BD

(c) 2024 CNL Healthcare Corp. All Rights Reserved. CNL (r) and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, LLC.

RE: PLEASE CONTACT US AT YOUR EARLIEST!

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in CNL Healthcare Properties, Inc. requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful.

To secure your input, we have engaged Broadridge Financial Solutions. Please call Broadridge at 1-855-928-4482 at your earliest convenience any weekday between 9 a.m. and 9 p.m. Eastern time.

It will take only a minute of your time to resolve this matter.

Thank you for attending to this request. We truly appreciate your investment and time.

Sincerely,

CNL Healthcare Properties